EXHIBIT 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS FOURTH QUARTER CONTINUING EPS OF $0.55 INCLUDING $0.04 OF M&I AND RESTRUCTURING EXPENSES

—	TOTAL REVENUE OF $3.8 BILLION +14% YEAR-OVER-YEAR, +10% SEQUENTIALLY

—	TOTAL FEE REVENUE +12% SEQUENTIALLY
—	SECURITIES SERVICING FEES +8%
—	ASSET & WEALTH MANAGEMENT FEES +15%
—	FOREIGN EXCHANGE TRADING REVENUE +29%

—	RECORD LEVELS OF ASSETS UNDER MANAGEMENT AND ASSETS UNDER CUSTODY/ADMINISTRATION

—	CONTINUED STRONG FLOWS IN ASSET AND WEALTH MANAGEMENT
—	$15 BILLION OF NET FLOWS IN 4Q10

—	HIGHER CAPITAL RATIOS SEQUENTIALLY
—	TIER 1 13.4% +120 bps, TIER 1 COMMON 11.8% +110 bps

NEW YORK, Jan. 19, 2011 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported fourth quarter income from continuing operations applicable to common shareholders of $690 million, or $0.55 per common share, compared with $712 million, or $0.59 per common share, in the fourth quarter of 2009 and $625 million, or $0.51 per common share, in the third quarter of 2010.

Net income from continuing operations applicable to common shareholders totaled $2.584 billion, or $2.11 per common share, for the full-year 2010 compared to a net loss of $1.097 billion, or $0.93 per common share, for the full-year 2009. Net income applicable to common shareholders, including discontinued operations, for the full-year 2010 totaled $2.518 billion, or $2.05 per common share, compared to a net loss of $1.367 billion, or $1.16 per common share, for the full-year 2009.

Fourth Quarter Results - Unless otherwise noted, all comments begin with the results of the fourth quarter of 2010 and are compared to the fourth quarter of 2009, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue						4Q10 vs.

(dollar amounts in millions)	4Q10		3Q10		4Q09	3Q10	4Q09

Fee and other revenue – GAAP	$2,972		$2,668		$2,577
Less: Net securities gains	1		6		15

Total fee revenue – GAAP	2,971		2,662		2,562	12%	16%
Income of consolidated asset management funds, net of noncontrolling interests	45	(a)	49	(a)	-

Total fee revenue – Non-GAAP	3,016		2,711		2,562	11%	18%
Net interest revenue – GAAP	720		718		724

Total revenue excluding net securities gains – Non-GAAP	$3,736	(b)	$3,429	(b)	$3,286	9%	14%

Total revenue – GAAP	$3,751	(b)	$3,423	(b)	$3,301	10%	14%

(a)	Includes $35 million and $36 million previously reported as asset and wealth management fee revenue and $10 million and $13 million previously reported as investment and other income in the fourth and third quarters of 2010.
(b)	Total revenue from the Acquisitions (described below) was $253 million in the fourth quarter of 2010 and $237 million in the third quarter of 2010.

—

Record levels of assets under custody and administration and assets under management in the fourth quarter of 2010 reflect the impact of higher equity markets and new business, partially offset by the decline in the fixed income markets and the relative strength of the U.S. dollar. Assets under custody and administration amounted to $25.0 trillion at Dec. 31, 2010, an increase of 12% compared with the prior year and 2% sequentially. The increase compared with Dec. 31, 2009 primarily reflects the acquisitions of Global Investment Servicing (“GIS”) on July 1, 2010 and BHF Asset Servicing GmbH (“BAS”) on Aug. 2, 2010 (collectively, “the Acquisitions”). Assets under management, excluding securities lending assets, amounted to $1.17 trillion at Dec. 31, 2010. This represents an increase of 5% compared with the prior year and 3% sequentially.

—

Securities servicing fees totaled $1.6 billion, an increase of 29% year-over-year and 8% sequentially. Both increases reflect higher asset servicing revenue as a result of improved market values and new business, higher issuer services revenue primarily driven by increased depositary receipts revenue and higher clearing services revenue. The year-over-year results were also positively impacted by the Acquisitions.

—

Asset and wealth management fees were $800 million in the fourth quarter of 2010, up 15% sequentially. Adjusted for performance fees and income from consolidated asset management funds, net of noncontrolling interests, these fees totaled $762 million, an increase of 11% compared with the prior year period and 6% sequentially (see page 10). Both increases reflect increased market values and net new business.

—

Foreign exchange and other trading revenue totaled $258 million compared with $246 million in the prior year period and $146 million in the third quarter of 2010. In the fourth quarter of 2010, foreign exchange revenue totaled $206 million, an increase of 29% sequentially and 2% year-over-year. The sequential increase was driven by increased volumes, new business and higher volatility. Other trading revenue was $52 million in the fourth quarter of 2010, an increase of $7 million compared with the fourth quarter of 2009 and $66 million compared with the third quarter of 2010. The sequential increase was largely driven by an improvement in fixed income and derivatives trading.

—

Investment and Other income totaled $80 million, a decrease of $1 million year-over-year and $17 million sequentially. The sequential decrease primarily reflects lower foreign currency translation and seed capital revenue, and gains on the sales of assets in the third quarter of 2010.

—

Net interest revenue and the net interest margin (FTE) were $720 million and 1.54% compared with $718 million and 1.67% sequentially. The sequential increase in net interest revenue was primarily driven by higher average interest-earning assets which resulted from a temporary increase in short-term client deposits during the fourth quarter. The spike in short-term client deposits negatively impacted the net interest margin by approximately 10 basis points in the fourth quarter of 2010.

The provision for credit losses was a credit of $22 million in the fourth quarter of 2010 compared with a charge of $65 million in the fourth quarter of 2009 and a credit of $22 million in the third quarter of 2010. The credit in the provision in the fourth quarter of 2010 primarily reflects the repayment of a loan to an asset manager that had previously filed for bankruptcy. The decrease in the provision compared with the fourth quarter of 2009 reflects a reduction in criticized assets. Criticized assets decreased 32% in the fourth quarter of 2010 and 66% in the full-year 2010.

Total noninterest expense

Reconciliation of noninterest expense						4Q10 vs.
(dollar amounts in millions)	4Q10		3Q10		4Q09	3Q10	4Q09

Noninterest expense – GAAP	$2,803		$2,611		$2,564	7%	9%
Less: Amortization of intangible assets	115		111		107
Restructuring charges	21		15		139
M&I expenses	43		56		52

Total noninterest expense – Non-GAAP	$2,624	(a)	$2,429	(a)	$2,266	8%	16%

(a)	Noninterest expense from the Acquisitions was $196 million in the fourth quarter of 2010 and $185 million in the third quarter of 2010.

—

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) (Non-GAAP) increased 16% compared with the prior year period and 8% sequentially. The increase compared with the prior year period reflects the impact of the Acquisitions, higher volume driven costs and new business. The sequential increase includes the impact of higher volume driven costs, seasonality and new business. In addition, noninterest expense in the fourth quarter of 2010 includes approximately $50 million of expenses primarily related to the full-year impact of adjusting compensation to market levels, the write-off of equipment and the anticipated settlement of a withholding tax matter with the Internal Revenue Service.

The effective tax rate on a continuing operations basis was 27.3% in the fourth quarter of 2010, 26.4% in the third quarter of 2010 and 28.3% in full-year 2010.

The unrealized net of tax gain on our total investment securities portfolio was $150 million at Dec. 31, 2010 compared with $311 million at Sept. 30, 2010. The decline in the valuation of the investment securities portfolio was driven by higher interest rates.

Capital ratios (a)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009

Tier 1 capital ratio	13.4%	12.2%	12.1%
Total (Tier 1 plus Tier 2) capital ratio	16.4	15.8	16.0
Leverage capital ratio	5.8	5.9	6.5
Common shareholders’ equity to total assets ratio (b)	13.1	12.7	13.7
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (b)	5.8	5.3	5.2
Tier 1 common equity to risk-weighted assets ratio (b)	11.8	10.7	10.5

(a)	Includes discontinued operations. Preliminary.
(b)	See the Supplemental information section beginning on page 9 for a calculation of these ratios.

The increase in the capital ratios sequentially primarily resulted from earnings retention and lower risk-weighted assets. The increase from Dec. 31, 2009 primarily reflects earnings retention, the third quarter 2010 common equity issuance of $677 million and lower risk-weighted assets, partially offset by the impact of the Acquisitions.

Declaration of quarterly dividend – On Jan. 19, 2011, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.09 per common share. This cash dividend is payable on Feb. 9, 2011 to shareholders of record as of the close of business on Jan. 31, 2011.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $25.0 trillion in assets under custody and administration and $1.17 trillion in assets under management, services $12.0 trillion in outstanding debt and processes global payments averaging $1.6 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year ended

(dollar amounts in millions, except per common share amounts and unless otherwise noted)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Continuing operations
Return on common equity (annualized) (a)	8.5%	7.8%	9.8%	8.2%	N/M
Non-GAAP adjusted (a)	9.9%	9.2%	10.1%	9.7%	9.3%

Return on tangible common equity (annualized) – Non-GAAP (a)	27.5%	26.3%	33.0%	25.7%	N/M
Non-GAAP adjusted (a)	29.1%	27.8%	31.1%	27.4%	32.1%

Fee and other revenue as a percentage of total revenue excluding securities gains (losses)	79%	78%	78%	77%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$ 246	$ 234	$ 242	$ 241	$ 241

Percentage of non-U.S. fee, net interest revenue and income of consolidated asset management funds, net of noncontrolling interests	38%	36%	36%	36%	32%

Pre-tax operating margin (a)	26%	24%	20%	27%	N/M
Non-GAAP adjusted (a)	30%	30%	29%	32%	31%

Net interest margin (FTE)	1.54%	1.67%	1.77%	1.69%	1.82%

Selected average balances
Interest-earning assets	$187,597	$172,759	$164,075	$172,852	$160,955
Assets of operations	$241,734	$226,378	$214,205	$224,670	$212,127
Total assets	$256,409	$240,325	$214,205	$238,025	$212,127
Interest-bearing deposits	$111,776	$104,033	$ 98,404	$104,133	$ 98,206
Noninterest-bearing deposits	$ 39,625	$ 33,198	$ 34,991	$ 35,208	$ 36,446
Total The Bank of New York Mellon Corporation shareholders’ equity	$ 32,379	$ 31,868	$ 28,843	$ 31,361	$ 28,476

Average common shares and equivalents outstanding (in thousands):
Basic	1,232,568	1,210,534	1,200,359	1,212,630	1,178,907
Diluted	1,235,670	1,212,684	1,203,469	1,216,214	1,178,907 (b)

Period-end data
Assets under management (in billions)	$ 1,172	$ 1,141	$ 1,115	$ 1,172	$ 1,115
Assets under custody and administration (in trillions)	$ 25.0	$ 24.4	$ 22.3	$ 25.0	$ 22.3
Cross-border assets (in trillions)	$ 9.2	$ 8.8	$ 8.8	$ 9.2	$ 8.8
Market value of securities on loan (in billions) (c)	$ 278	$ 279	$ 247	$ 278	$ 247

Employees	48,000	47,700	42,200	48,000	42,200

Book value per common share – GAAP (a)	$ 26.06	$ 25.92	$ 23.99	$ 26.06	$ 23.99
Tangible book value per common share – Non-GAAP (a)	$ 8.91	$ 8.59	$ 7.90	$ 8.91	$ 7.90
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.09	$ 0.36	$ 0.51
Closing common stock price per common share	$ 30.20	$ 26.13	$ 27.97	$ 30.20	$ 27.97
Market capitalization	$37,494	$32,413	$33,783	$37,494	$33,783

(a)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(b)	Diluted earnings per share for the year ended Dec. 31, 2009, was calculated using average basic shares. Adding back the dilutive shares would be anti-dilutive.
(c)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing business.

N/M – Not meaningful.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended				Year ended
(in millions)	Dec. 31, 2010		Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010		Dec. 31, 2009

Fee and other revenue
Securities servicing fees:
Asset servicing	$914		$870	$650	$3,089		$2,573
Issuer services	409		364	368	1,460		1,463
Clearing services	278		252	223	1,005		962

Total securities servicing fees	1,601		1,486	1,241	5,554		4,998
Asset and wealth management fees	800		696	746	2,868		2,677
Foreign exchange and other trading revenue	258		146	246	886		1,036
Treasury services	129		132	134	517		519
Distribution and servicing	55		56	57	210		326
Financing-related fees	48		49	57	195		215
Investment and other income	80		97	81	467		337

Total fee revenue	2,971		2,662	2,562	10,697		10,108
Net securities gains (losses)	1		6	15	27		(5,369)

Total fee and other revenue	2,972		2,668	2,577	10,724		4,739
Operations of consolidated asset management funds
Investment income	176		144	-	663		-
Interest of asset management fund note holders	117		107	-	437		-

Income of consolidated asset management funds	59		37	-	226		-
Net interest revenue
Interest revenue	913		875	854	3,533		3,507
Interest expense	193		157	130	608		592

Net interest revenue	720		718	724	2,925		2,915
Provision for credit losses	(22)		(22)	65	11		332

Net interest revenue after provision for credit losses	742		740	659	2,914		2,583
Noninterest expense
Staff	1,417		1,344	1,221	5,215		4,700
Professional, legal and other purchased services	320		282	278	1,099		1,017
Software and equipment	207		187	178	725		676
Net occupancy	158		150	141	588		564
Distribution and servicing	104		94	91	377		393
Business development	88		63	76	271		214
Sub-custodian	70		60	55	247		203
Other	260		249	226	1,060		954

Subtotal	2,624		2,429	2,266	9,582		8,721
Amortization of intangible assets	115		111	107	421		426
Restructuring charges	21		15	139	28		150
Merger and integration expenses	43		56	52	139		233

Total noninterest expense	2,803		2,611	2,564	10,170		9,530

Income
Income (loss) from continuing operations before income taxes	970		834	672	3,694		(2,208)
Provision (benefit) for income taxes	265		220	(41)	1,047		(1,395)

Net income (loss) from continuing operations	705		614	713	2,647		(813)
Discontinued operations:
(Loss) from discontinued operations	(18)		(6)	(183)	(110)		(421)
Benefit for income taxes	(7)		(3)	(64)	(44)		(151)

Net (loss) from discontinued operations	(11)		(3)	(119)	(66)		(270)

Net income (loss)	694		611	594	2,581		(1,083)
Net (income) loss attributable to noncontrolling interests	(15	) (a)	11 (a)	(1)	(63	) (a)	(1)
Redemption charge and preferred dividends	-		-	-	-		(283)

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$679		$622	$593	$2,518		$(1,367)

(a)	Includes income of $(14) million for the fourth quarter of 2010, a loss of $12 million for the third quarter of 2010, and income of $(59) million for the full year of 2010, related to consolidated asset management funds.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Earnings per common share applicable to the common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Year ended

	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Basic:
Net income (loss) from continuing operations	$ 0.55	$ 0.51	$0.59	$ 2.11	$(0.93)
Net loss from discontinued operations	(0.01)	-	(0.10)	(0.05)	(0.23)

Net income (loss) applicable to common stock	$ 0.55 (b)	$ 0.51	$0.49	$ 2.06	$(1.16)

Diluted:
Net income (loss) from continuing operations	$ 0.55	$ 0.51	$0.59	$ 2.11	$(0.93)
Net loss from discontinued operations	(0.01)	-	(0.10)	(0.05)	(0.23)

Net income (loss) applicable to common stock	$ 0.54	$ 0.51	$0.49	$ 2.05 (b)	$(1.16)	(c)

(a)	Basic and diluted earnings per share under the two-class method were calculated after deducting earnings allocated to participating securities of $6 million in the fourth quarter of 2010, $5 million in the third quarter of 2010, $6 million in the fourth quarter of 2009, $23 million in the full year 2010 and $ - million in the full year 2009.
(b)	Does not foot due to rounding.
(c)	Diluted earnings per share for the year ended Dec. 31, 2009, was calculated using average basic shares. Adding back the dilutive shares would be anti-dilutive.

Reconciliation of net income (loss) from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation (in millions)	Quarter ended			Year ended

	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009	Dec. 31, 2010	Dec. 31, 2009

Net income (loss) from continuing operations	$705	$614	$713	$2,647	$(813)
Net (income) loss attributable to noncontrolling interests	(15)	11	(1)	(63)	(1)
Redemption charge and preferred dividends	-	-	-	-	(283)

Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	690	625	712	2,584	(1,097)
Net loss from discontinued operations	(11)	(3)	(119)	(66)	(270)

Net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation	$679	$622	$593	$2,518	$(1,367)

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009

Assets
Cash and due from:
Banks	$3,675	$3,693	$3,732
Interest-bearing deposits with the Federal Reserve and other central banks	18,549	15,765	7,362
Interest-bearing deposits with banks	50,200	60,293	56,302
Federal funds sold and securities purchased under resale agreements	5,169	4,735	3,535
Securities:
Held-to-maturity (fair value of $3,657, $3,867 and $4,240)	3,655	3,862	4,417
Available-for-sale (includes $483, $481 and $ - previously securitized)	62,652	58,238	51,632

Total securities	66,307	62,100	56,049
Trading assets	6,276	9,860	6,001
Loans	37,808	37,867	36,689
Allowance for loan losses	(498)	(534)	(503)

Net loans	37,310	37,333	36,186
Premises and equipment	1,693	1,677	1,602
Accrued interest receivable	508	580	639
Goodwill	18,042	18,073	16,249
Intangible assets	5,696	5,818	5,588
Other assets	18,790	19,315	16,737
Assets of discontinued operations	278	310	2,242

Subtotal assets of operations	232,493	239,552	212,224
Assets of consolidated asset management funds, at fair value:
Trading assets	14,121	14,149	-
Other assets	645	456	-

Subtotal assets of consolidated asset management funds, at fair value	14,766	14,605	-

Total assets	$247,259	$254,157	$212,224

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$38,703	$37,247	$33,477
Interest-bearing deposits in domestic offices	37,937	35,141	32,944
Interest-bearing deposits in foreign offices	68,699	76,593	68,629

Total deposits	145,339	148,981	135,050
Federal funds purchased and securities sold under repurchase agreements	5,602	3,301	3,348
Trading liabilities	6,911	10,102	6,396
Payables to customers and broker-dealers	9,962	10,895	10,721
Commercial paper	10	9	12
Other borrowed funds	2,858	2,220	477
Accrued taxes and other expenses	6,164	5,540	4,484
Other liabilities (including allowance for lending related commitments of $73, $74 and $125)	7,176	10,100	3,891
Long-term debt	16,517	16,720	17,234
Liabilities of discontinued operations	-	-	1,608

Subtotal liabilities of operations	200,539	207,868	183,221
Liabilities of consolidated asset management funds, at fair value:
Trading liabilities	13,561	13,397	-
Other liabilities	2	1	-

Subtotal liabilities of consolidated asset management funds, at fair value	13,563	13,398	-

Total liabilities	214,102	221,266	183,221

Temporary equity
Redeemable noncontrolling interests	92	41	-
Permanent equity
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,244,608,989, 1,243,448,825 and 1,208,861,641 common shares	12	12	12
Additional paid-in capital	22,885	22,808	21,917
Retained earnings	10,898	10,386	8,912
Accumulated other comprehensive loss, net of tax	(1,355)	(969)	(1,835)
Less: Treasury stock of 3,078,794, 2,994,416 and 1,026,927 common shares, at cost	(86)	(84)	(29)

Total The Bank of New York Mellon Corporation shareholders’ equity	32,354	32,153	28,977
Nonredeemable noncontrolling interests	12	20	26
Nonredeemable noncontrolling interests of consolidated asset management funds	699	677	-

Total permanent equity	33,065	32,850	29,003

Total liabilities, temporary equity and permanent equity	$247,259	$254,157	$212,224

Discontinued operations

On Jan. 15, 2010, BNY Mellon sold Mellon United National Bank (“MUNB”), a national bank subsidiary located in Florida. We have applied discontinued operations accounting to this business. The income statements for all periods in this Earnings Release are presented on a continuing operations basis. In the fourth quarter of 2010, we recorded an after-tax loss on discontinued operations of $11 million, primarily reflecting lower of cost or market write-downs on the retained MUNB loans held for sale.

Consolidated net income (loss) applicable to common shareholders, including discontinued operations

Net income applicable to common shareholders, including discontinued operations, totaled $679 million, or $0.54 per common share in the fourth quarter of 2010, compared with $593 million, or $0.49 per common share, in the fourth quarter of 2009 and net income of $622 million, or $0.51 per common share, in the third quarter of 2010.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that provides additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses) and noncontrolling interests related to consolidated asset management funds; and expense measures which exclude special litigation reserves taken in the first quarter of 2010, the FDIC special assessment, restructuring charges, M&I expenses and amortization of intangible assets expenses; and measures which utilize net income excluding tax items such as benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the Acquisitions which were consummated in the third quarter of 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY

Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other group of businesses. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions.

Excluding the benefit of tax settlements permits investors to calculate the tax impact of BNY Mellon’s primary businesses. The presentation of financial measures excluding special litigation reserves in the first quarter of 2010 provides investors with the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interests related to the consolidation of certain asset management funds, permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Income from consolidated asset management funds, net of noncontrolling interests (in millions)	4Q10	3Q10	4Q09	2010	2009

Operations of consolidated asset management funds	$ 59	$ 37	$ -	$ 226	$ -
Less: Noncontrolling interests of consolidated asset management funds	14	(12)	-	59	-

Income from consolidated asset management funds, net of noncontrolling interests	$ 45	$ 49	$ -	$ 167	$ -

Income from consolidated asset management funds, net of noncontrolling interests – previously disclosed as (in millions)	4Q10	3Q10	4Q09	2010	2009

Asset and wealth management revenue	$ 35	$ 36	$ -	$ 125	$ -
Investment and other income	10	13	-	42	-

Total	$ 45	$ 49	$ -	$ 167	$ -

Asset servicing revenue (in millions)			4Q10	3Q10	4Q09

Asset servicing revenue			$914	$ 870	$ 650
Less: Securities lending fee revenue			37	38	29

Asset servicing revenue excluding securities lending fee revenue			$877	$ 832	$ 621

Asset and wealth management fee revenue				4Q10 vs.
(dollars in millions)	4Q10	3Q10	4Q09	4Q09	3Q10

Asset and wealth management fee revenue	$800	$ 696	$ 746	7%	15%
Less: Performance fees	73	16	59
Add: Revenue from consolidated asset management funds, net of noncontrolling interests	35	36	-

Asset and wealth management fee revenue excluding performance fees	$ 762	$ 716	$ 687	11%	6%

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	4Q10	3Q10	4Q09	2010	2009

Income (loss) from continuing operations before income taxes – GAAP	$ 970	$ 834	$672	$3,694	$(2,208)
Less: Net securities gains (losses)	1	6	15	27	(5,369)
Noncontrolling interests of consolidated asset management funds	14	(12)	-	59	-
Add: Special litigation reserves	N/A	N/A	N/A	164	N/A
FDIC special assessment	-	-	-	-	61
Asset-based taxes	-	-	-	-	20
Restructuring charges	21	15	139	28	150
M&I expenses	43	56	52	139	233
Amortization of intangible assets	115	111	107	421	426

Income (loss) from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, FDIC special assessment, asset-based taxes, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$1,134	$1,022	$955	$4,360	$4,051

Fee and other revenue – GAAP	$2,972	$2,668	$2,577	$10,724	$4,739
Income of consolidated asset management funds – GAAP	59	37	-	226	-
Net interest revenue – GAAP	720	718	724	2,925	2,915

Total revenue – GAAP	3,751	3,423	3,301	13,875	7,654
Less: Net securities gains (losses)	1	6	15	27	(5,369)
Noncontrolling interests of consolidated asset management funds	14	(12)	-	59	-

Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated asset management funds – Non-GAAP	$3,736	$3,429	$3,286	$13,789	$13,023

Pre-tax operating margin (a)	26%	24%	20%	27%	N/M
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, FDIC special assessment, asset-based taxes, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP (a)	30%	30%	29%	32%	31%

(a)	Income (loss) before taxes divided by total revenue.

N/A – Not applicable.

N/M – Not meaningful.

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	4Q10	3Q10	4Q09	2010	2009

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation - GAAP	$679	$622	$593	$2,518	$(1,367)
Less: Loss from discontinued operations, net of tax	(11)	(3)	(119)	(66)	(270)

Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	690	625	712	2,584	(1,097)
Add: Amortization of intangible assets	72	70	66	264	265

Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	762	695	778	2,848	(832)
Less: Net securities gains (losses)	-	4	31	17	(3,360)
Add: Special litigation reserves	N/A	N/A	N/A	98	N/A
FDIC special assessment	-	-	-	-	36
Restructuring charges	15	8	86	19	94
M&I expenses	29	37	33	91	144
Discrete tax benefits / benefit of tax settlements	-	-	(133)	-	(267)

Net income from continuing operations excluding amortization of intangible assets, net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and discrete tax benefit / benefit of tax settlements – Non-GAAP	$806	$736	$733	$3,039	$2,535

Average common shareholders’ equity	$32,379	$31,868	$28,843	$31,361	$27,198
Less: Average goodwill	18,073	17,798	16,291	17,029	16,042
Average intangible assets	5,761	5,956	5,587	5,678	5,654
Add: Deferred tax liability – tax deductible goodwill	816	763	720	816	720
Deferred tax liability – non-tax deductible intangible assets	1,625	1,634	1,680	1,625	1,680

Average tangible common shareholders’ equity – Non-GAAP	$10,986	$10,511	$9,365	$11,095	$7,902

Return on common equity– GAAP (a)	8.5%	7.8%	9.8%	8.2%	N/M
Return on common equity excluding amortization of intangible assets, net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and discrete tax benefit / benefit of tax settlements – Non-GAAP (a)	9.9%	9.2%	10.1%	9.7%	9.3%

Return on tangible common equity – Non-GAAP (a)	27.5%	26.3%	33.0%	25.7%	N/M
Return on tangible common equity excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and discrete tax benefits / benefit of tax settlements – Non-GAAP (a)	29.1%	27.8%	31.1%	27.4%	32.1%

(a)	Annualized.

N/A – Not applicable.

N/M – Not meaningful.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009

Common shareholders’ equity at period end - GAAP	$ 32,354	$ 32,153	$ 28,977
Less: Goodwill	18,042	18,073	16,249
Intangible assets	5,696	5,818	5,588
Add: Deferred tax liability – tax deductible goodwill	816	763	720
Deferred tax liability – non-tax deductible intangible assets	1,625	1,634	1,680

Tangible common shareholders’ equity at period end – Non-GAAP	$ 11,057	$ 10,659	$ 9,540

Total assets at period end - GAAP	$247,259	$254,157	$212,224
Less: Assets of consolidated asset management funds	14,766	14,605	-

Subtotal assets of operations – Non-GAAP	232,493	239,552	212,224
Less: Goodwill	18,042	18,073	16,249
Intangible assets	5,696	5,818	5,588
Cash on deposit with the Federal Reserve and other central banks (a)	18,566	15,750	7,375

Tangible assets of operations at period end – Non-GAAP	$190,189	$199,911	$183,012

Common shareholders’ equity to total assets – GAAP	13.1%	12.7%	13.7%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.8%	5.3%	5.2%

Period end common shares outstanding (in thousands)	1,241,530	1,240,454	1,207,835

Book value per common share	$ 26.06	$ 25.92	$ 23.99
Tangible book value per common share – Non-GAAP	$ 8.91	$ 8.59	$ 7.90

(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Dec. 31, 2010	Sept. 30, 2010	Dec. 31, 2009

Total Tier 1 capital	$ 13,598	$ 13,026	$ 12,883
Less: Trust preferred securities	1,676	1,680	1,686

Total Tier 1 common equity	$ 11,922	$ 11,346	$ 11,197

Total risk-weighted assets	$101,224	$106,362	$106,328

Tier 1 common equity to risk-weighted assets ratio	11.8%	10.7%	10.5%

(a)	On a regulatory basis using Tier 1 capital as determined under BASEL I guidelines.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements on expectations with respect to settlement with the Internal Revenue Service. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, our ability to meet the proposed new capital standards. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 19, 2011 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.